UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2015

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	3/20/2152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2015, the stockholders of BofI Holding, Inc., (the "Company") parent of BofI Federal Bank, approved an amendment to the Company's certificate of incorporation (the "Amendment") to increase the number of authorized shares of common stock available for issuance from 50,000,000 to 150,000,000 shares.  The purpose for the Amendment is to accommodate a forward stock split through a stock dividend whereby each share of common stock would effectively be split into four shares of common stock (the “Stock Split”). On October 27, 2015, the Company announced that its Board of Directors had approved the Stock Split. The Company will issue a dividend of three shares of common stock for every one share issued and outstanding as of November 6, 2015. The dividend will be paid on November 17, 2015, and BOFI common stock is expected to begin trading on a split-adjusted basis on November 18, 2015. The Amendment was filed with the Secretary of State of Delaware on November 5, 2015 and is also filed as Exhibit 3.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: November 6, 2015	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer